UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
     ----------------------------------------------------------------------

        Date of Report (Date of earliest event reported) February 6, 2001
                                                         ----------------

                        NEW YORK COMMUNITY BANCORP, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                   0-22278                 06-1377322
            --------                   -------                 ----------
(State or other jurisdiction of      (Commission            (I.R.S. Employer
 incorporation or organization)      File Number)          Identification No.)

                  615 Merrick Avenue, Westbury, New York 11590
                    (Address of principal executive offices)

       (Registrant's telephone number, including area code) (516) 683-4100
                                                            --------------

                           Queens County Bancorp, Inc.
                   38-25 Main Street, Flushing, New York 11354
          (Former name or former address, if changed since last report)

                           CURRENT REPORT ON FORM 8-K

Item 1. Changes in Control of Registrant

      Not applicable.

Item 2. Acquisition or Disposition of Assets

      Not applicable.

Item 3. Bankruptcy or Receivership

      Not applicable.

Item 4. Changes in Registrant's Certifying Accountant

      Not applicable.

Item 5. Other Events

      New York Community Bancorp, Inc. (the "Company"), a Delaware corporation, has declared a three-for-two stock split in the form of a 50% stock dividend, payable on March 29, 2001 to shareholders of record on March 14, 2001. Cash in lieu of fractional shares will be based on the average of the high and low bids on that date, as adjusted for the split. In addition, the Company's Board of Directors authorized the repurchase of up to an additional one million shares of stock (or 1.5 million, as adjusted for the split).

Item 6. Resignations of Registrant's Directors

      Not applicable.

Item 7. Financial Statements and Exhibits

      (a)   No financial statements of businesses acquired are required.

      (b)   No pro forma financial information is required.

      (c) Attached as an exhibit is the Company's press release announcing the three-for-two stock split in the form of a 50% stock dividend. The press release also announces that the Board of Directors has authorized the repurchase of up to an additional one million shares.

Item 8. Change in Fiscal Year

      Not applicable.

Item 9. Sales of Equity Securities Pursuant to Regulation S

      Not applicable.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 6, 2001                             NEW YORK COMMUNITY BANCORP, INC.
----------------                             --------------------------------
     Date

                                             /s/ Joseph R. Ficalora
                                             -----------------------------------
                                             Joseph R. Ficalora
                                             Chairman, President, and
                                               Chief Executive Officer

                                                            Ilene A. Angarola
        February 7, 2001                                    First Vice President
                                                            Investor Relations
                                                            (516) 683-4420

            NEW YORK COMMUNITY BANCORP ANNOUNCES 3-FOR-2 STOCK SPLIT
               AND AUTHORIZES THE REPURCHASE OF ONE MILLION SHARES

Westbury, N.Y., February 7, 2001 -- New York Community Bancorp, Inc. (Nasdaq:
NYCB) today announced that its Board of Directors has declared a three-for-two stock split in the form of a 50% stock dividend, payable on March 29, 2001. Shareholders will receive one additional share for every two shares held at March 14, 2001, the date of record. Cash paid in lieu of fractional shares will be based on the average of the high and low bids on that date, as adjusted for the split. As a result of the split, the number of shares outstanding will increase from approximately 29.3 million to approximately 43.9 million.

In addition, with 80,000 shares remaining under its last share repurchase authorization, the Board authorized the repurchase of up to an additional one million shares of Company stock (or 1.5 million, as adjusted for the split). Shares will be repurchased through open market or negotiated transactions and will be held by the Company as Treasury stock. The number of shares repurchased and the timing of such transactions will depend upon market conditions and the implementation of other corporate initiatives.

Commenting on the Board's actions, Chairman, President, and Chief Executive Officer Joseph R. Ficalora stated, "These actions are consistent with our historic focus on enhancing shareholder value, and with the strategies we have employed in the past. In the first five weeks of 2001, our share repurchases totaled 1.2 million, bringing the total number of shares repurchased since 1994 to 15.7 million. Similarly, this is the sixth stock split we have announced since our conversion to stock form, and our fifth in the form of a three-for-two stock dividend."

New York Community Bancorp, Inc. is the $4.7 billion holding company for New York Community Bank, a New York State-chartered savings bank headquartered in Westbury, New York. The Company serves its customers through a network of 86 branch offices in New York City, Long Island, Westchester and Rockland counties, Connecticut, and New Jersey, and is one of the leading multi-family mortgage lenders in the United States. Additional information about the Company is available at www.myNYCB.com.


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